SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 13, 2023

ORGANIC AGRICULTURAL COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	0-56168	82-5442097
(State of other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

Room G504, Building 3, Kejichuangxincheng Chuangxinchuangye Plaza, High and New Technology Industrial Development District, Harbin City, Heilongjiang Province, China 150090
(Address of principal executive offices) (Zip Code)

86 (0451) 5152-7001
(Registrant’s telephone number including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	None	Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On December 13, 2023 Wang Qiu resigned from her position as a member of the Registrant’s Board of Directors and from her position as the Registrant’s Chief Financial Officer.

On December 13, 2023, the Registrant’s Board of Directors appointed Sun Xiuxia to serve as the Registrant’s Chief Financial Officer. Information concerning Ms. Sun follows.

Sun Xiuxia. Ms. Sun has been employed in positions of financial management for the past forty-three years. From 2020 until 2023, Ms. Sun was employed as Chief Financial Officer of Jincheng Fishery Company. From 2018 to 2019 she was employed by the Registrant’s subsidiary, Heilongjiang Yuxinqi Agricultural Technology Development Company Limited, as its Chief Financial Officer. From 1994 until 2012 Ms. Sun was employed by subsidiaries of the Oriental Group, at various times as Accounting Manager, CFO or Deputy Manager. Between 1980 and 1994, Ms. Sun was employed as Accounting Manager for Ha Tuo Pai Service Company. In 1992 Ms. Sun was awarded an Associate’s Degree in accounting by Harbin University of Finance and Trade. Sun Xiuxia is 66 years old.

Item 9.01 Financial Statements and Exhibits

Exhibits

104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC AGRICULTURAL COMPANY LIMITED

Dated: December 13, 2023	By:	/s/ Xun Jianjun
Xun Jianjun
Chief Executive Officer

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